UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

LINN ENERGY, LLC

(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Linn Energy, LLC (the “Company”) will be filing a registration statement on Form S-4, which incorporates by reference the contents of this Current Report on Form 8-K. The Company’s material subsidiaries (the “Guarantors”) will be co-registrants with the Company, and the registration statement will register a guarantee of debt securities by the Guarantors. At such time, the Guarantors will become subject to the requirements of Rule 3-10 of Regulation S-X regarding financial statements of guarantors and issuers of guaranteed securities registered or being registered. However, in accordance with Instruction 1 to Rule 3-10(f), separate financial information relating to the Guarantors is not required to be provided.

This Current Report on Form 8-K was prepared to amend the Company’s unaudited financial statements as of March 31, 2012 and for the three months ended March 31, 2012 and 2011 to include Note 14, providing a statement as required by Instruction 1 to Rule 3-10(f) of Regulation S-X that the Company is a holding company and has no independent assets or operations of its own, the guarantees are full and unconditional and joint and several, any subsidiaries of the Company other than the Guarantors are minor, and that there are no restrictions on the Company’s ability to obtain cash dividends or other distributions of funds from the Guarantors.

The Company has not otherwise updated the financial information for activities or events occurring after the date this information was originally presented in the Company’s Form 10-Q for the three months ended March 31, 2012.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 —	Unaudited financial statements of Linn Energy, LLC and subsidiaries as of March 31, 2012 and for the three months ended March 31, 2012 and 2011.

101.INS† — XBRL Instance Document

101.SCH† — XBRL Taxonomy Extension Schema Document

101.CAL† — XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF† — XBRL Taxonomy Extension Definition Linkbase Document

101.LAB† — XBRL Taxonomy Extension Label Linkbase Document

101.PRE† — XBRL Taxonomy Extension Presentation Linkbase Document

†	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: May 8, 2012	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President and General Counsel